UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2026

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	001-35384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

244 5th Avenue, Second Floor, Suite 2821

New York, New York 10001

(Address of principal executive offices) (zip code)

212-564-4922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DTST	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	DTSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 15, 2026, the Company issued the attached press release. Pursuant to the previously announced tender offer as described in the Offer to Purchase included in the Company’s Schedule TO as filed on December 8, 2025 and as amended, the Company purchased 5,625,129 shares of the Company’s common stock for an aggregate purchase price of $29,250,670.80, leaving the Company with 2,167,138 shares of common stock outstanding and approximately $10 million of cash on hand.

On January 14, 2026, the Company’s directors and officers tendered the following number of Shares beneficially owned in connection with the Offer:

John Argen	57,207
Todd Correll	0
Matthew Grover	43,340
Thomas Kempster	881,472
Lawrence Maglione	24,752
Uwayne Mitchell	11,248
Charles Piluso	865,841
Nancy Stallone	11,248
Clifford Stein	280,850
Harold Schwartz	815,876

The press release attached hereto as Exhibit 99.1 is for informational purposes only.

The Company has filed the Offer to Purchase and other related documents with the SEC, and investors may obtain them for free from the SEC at its website (www.sec.gov) or free of charge from the Company.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1	Press Release
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2026	DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso
	Title:	Chief Executive Officer